Exhibit 99.1

For Immediate Release	Contact: Dennis J. Simonis
President & CEO
Thursday, December 13, 2007	Telephone: (808) 969-8052

 ML MACADAMIA ORCHARDS, L.P.

ML Macadamia Orchards and Mac Farms

Terminate Acquisition Agreement

Hilo, Hawaii - ML Macadamia Orchards, L.P. (NYSE = NUT) announced today that it has terminated its efforts to acquire the operating assets of Mac Farms of Hawaii, LLC. The parties have mutually agreed to a cancellation agreement, which has been filed with the Securities Exchange Commission.

ML Macadamia Orchards, L.P. is the world’s largest grower of macadamia nuts, owning or leasing 4,189 acres of orchards, where macadamia yields are the highest in the world. All of its orchards, assets and employees are based on the island of Hawaii.

This press release contains forward-looking statements regarding certain events and future performance of the Partnership that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The Partnership files documents with the Securities and Exchange Commission, such as Form 10-K, Form 10Q and Form 8-K reports, which contain a description of these and other risks and uncertainties that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.